Exhibit 3.4

SECOND AMENDMENT OF TWENTY-FIRST RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-First Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)	The partnership filed the Twenty-First Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 25, 2019.

(3)

The Twenty-First Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 456.

In affirmation thereof, the facts stated above are true.

Dated:  March 25, 2019

General Partner:

By _/s/ Penny Pennington             ___________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Blum, Christopher Todd	3/1/19	12555 Manchester Road	St. Louis, MO 63131
Patrick Eugene Pogue Liv Trust	3/1/19	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Christopher T. Blum Revocable Trust	3/1/19	12555 Manchester Road	St. Louis, MO 63131
Sullivan, Scott Stephen	3/1/19	12555 Manchester Road	St. Louis, MO 63131
The Pogue Family Trust	3/1/19	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Second Amendment of Twenty-First Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.